Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
February 6, 2006		Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $1.20 per share for the quarter ended December 31, 2005, compared to $.53 per share (diluted) for the quarter ended December 31, 2004, and $2.82 per share (diluted) for the full year 2005 compared to $1.88 per share (diluted) for 2004.
Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2005 was $.77 per share, compared to $.81 per share for the fourth quarter of 2004. For the year ended December 31, 2005, FFO per share was $3.20, compared to $3.25 per share for 2004. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
Net income for the fourth quarter of 2005 includes gains on the sale of properties of $78.7 million, net of tax, or $.88 per share.
“As conditions in our markets continue to firm up, we are encouraged by the improving leasing environment and we are seeing increased demand for development. In 2006 we expect to see the continued narrowing of the gap between rents on expiring leases and new leases, and a continued expansion of our development pipeline,” said Bill Hankowsky, Liberty’s chairman and chief executive officer. “We also believe that it is in our shareholders’ best interest to take advantage of the market’s appetite for acquisitions, and we will continue to harvest some of the value we’ve created and upgrade our portfolio through dispositions. Thus, we anticipate that 2006 will provide a very strong foundation for growth in 2007 and beyond.”
Real Estate Investments
Development: During the fourth quarter, Liberty brought into service three development properties totaling 1.3 million square feet. The properties were 98.2percent leased at year-end and were yielding 9.3percent on the company’s investment of $82.2 million.
During the fourth quarter, Liberty committed to the development of five properties totaling 678,000 square feet, with an expected total investment of $40.9 million. The properties include a 424,000 square foot distribution project and a pre-leased 25,000 building expansion in the Detroit Metro Airport industrial market; a 150,000 square foot distribution facility in High Point, North Carolina; a 50,000 square foot office building in Chesapeake, Virginia, and a 29,000 square foot office project in Milwaukee, Wisconsin. Both office projects are 100percent leased.
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LRY Fourth Quarter 2005 Results

As of year end, Liberty had 5.6 million square feet under development. These properties were 43.5 percent leased at December 31, 2005, and Liberty expects to earn a return of 9.1percent on its total investment of $815.5 million.
Acquisitions: During the fourth quarter, Liberty acquired seven properties for a total investment of $99.5 million. These properties, which contain 1.3 million square feet, are 41.7 percent leased, with a current yield of 5.4 percent and a projected stabilized yield of 8.8 percent.
Dispositions: During the fourth quarter, Liberty sold 20 properties containing 771,000 square feet, and 102 acres of land for $52 million. The properties sold consist of 16 flex properties in Madison Heights, Michigan; a 220,000 square foot office building in Jacksonville, Florida; a 115,000 square foot distribution building in Middletown, PA; a 78,000 square foot flex building in Eden Prairie, Minnesota; and a 52,000 square foot flex building in Orlando, Florida.
Liberty also sold 15 properties to a joint venture in which Liberty retains a 20percent ownership position, for $219.7 million. The properties total 535,000 square feet and represent the majority of Liberty’s properties at Kings Hill in West Malling, United Kingdom.
Portfolio Performance
Leasing: At December 31, 2005, Liberty’s in-service portfolio of 64 million square feet was 92.2 percent occupied. During the year, Liberty completed lease transactions totaling 18.4 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 2.0 percent on a cash basis and by 2.6 percent on a straight line basis for the fourth quarter of 2005 compared to the same quarter in 2004, and decreased by 0.3 percent on a cash basis and 1.2 percent on a straight line basis for the full year 2005 compared to 2004.
Financing and Balance Sheet Management
During the fourth quarter, Liberty obtained a new, four-year, $600 million unsecured revolving credit facility replacing a $450 million unsecured revolving credit facility due January 16, 2006. The credit facility has an accordion feature for an additional $200 million. Based on the company’s present ratings, borrowings under the credit facility are currently priced at LIBOR plus 65 basis points.
Subsequent Events
Subsequent to the end of the fourth quarter, Liberty sold four office buildings totaling 132,000 square feet in Newport News, Virginia and a six-building flex/warehouse portfolio totaling 633,000 square feet in the Richmond, Virginia area for an aggregate sales price of $55 million. The company also announced it will be purchasing a convention center in Fort Washington, Pennsylvania, in June of this year and will be redeveloping the property into 450,000 square feet of offices for GMAC Mortgage Corporation.
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LRY Fourth Quarter 2005 Results

About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 64 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. The fourth quarter supplemental package will be available on-line the evening of February 6, 2006. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 7, 2006, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 3687865. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2005
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(Unaudited)
Operating Revenue
Rental	$121,467	$115,787	$486,121	$452,753
Operating expense reimbursement	50,421	45,076	194,609	175,574

Total operating revenue	171,888	160,863	680,730	628,327

Operating Expenses
Rental property	37,132	32,734	142,838	128,005
Real estate taxes	18,783	15,937	68,865	62,809
General and administrative	10,816	8,345	38,138	33,759
Depreciation and amortization	39,121	33,813	146,526	129,298

Total operating expenses	105,852	90,829	396,367	353,871

Operating Income	66,036	70,034	284,363	274,456

Other Income/Expense
Interest and other	2,411	2,424	8,622	7,290
Interest	(32,843)	(30,380)	(129,617)	(116,630)

Total other income/expense	(30,432)	(27,956)	(120,995)	(109,340)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	35,604	42,078	163,368	165,116
Gain on property dispositions, including impairment	89,203	777	84,295	496
Income taxes	(12,586)	(441)	(14,827)	(1,820)
Minority interest	(7,560)	(4,134)	(21,538)	(17,478)
Equity in earnings of unconsolidated joint ventures	108	(102)	2,540	(775)

Income from continuing operations	104,769	38,178	213,838	145,539

Discontinued operations net of minority interest (including net gain on property dispositions of $3,966 and $7,339 for the quarters ended December 31, 2005 and 2004 and $37,915 and $11,603 for the years ended December 31, 2005 and 2004)	2,547	7,761	35,513	15,904

Net income	$107,315	$45,939	$249,352	$161,443

Basic income per common share
Continuing operations	$1.19	$0.45	$2.46	$1.72

Discontinued operations	$0.03	$0.09	$0.41	$0.19

Total basic income per common share	$1.22	$0.54	$2.87	$1.91

Diluted income per common share
Continuing operations	$1.17	$0.44	$2.42	$1.69

Discontinued operations	$0.03	$0.09	$0.40	$0.18

Total diluted income per common share	$1.20	$0.53	$2.82	$1.88

Weighted average shares
Basic	87,922	85,349	86,986	84,534

Diluted	89,302	86,845	88,376	86,024

Liberty Property Trust
Statement of Funds From Operations
December 31, 2005
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2005		December 31, 2004		December 31, 2005		December 31, 2004
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$107,316	$1.22	$45,939	$0.54	$249,351	$2.87	$161,443	$1.91

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	373		555		1,316		2,566
Depreciation and amortization	38,889		34,784		147,669		133,682
Gain on property dispositions, net of income tax	(79,224)		(9,519)		(114,381)		(13,502)
Minority interest share in addback for depreciation and amortization and gain on property dispositions, net of income tax	1,531		(1,058)		(1,363)		(5,093)

Funds from operations available to common shareholders — basic	$68,885	$0.78	$70,701	$0.83	$282,592	$3.25	$279,096	$3.30

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$107,316	$1.20	$45,939	$0.53	$249,351	$2.82	$161,443	$1.88

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	373		555		1,316		2,566
Depreciation and amortization	38,889		34,784		147,669		133,682
Gain on property dispositions, net of income tax	(79,224)		(9,519)		(114,381)		(13,502)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	4,273		1,962		10,018		6,955

Funds from operations available to common shareholders — diluted	$71,627	$0.77	$73,721	$0.81	$293,973	$3.20	$291,144	$3.25

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	87,922		85,349		86,986		84,534
Dilutive shares for long term compensation plans	1,380		1,496		1,390		1,490

Diluted shares for net income calculations	89,302		86,845		88,376		86,024
Weighted average common units	3,518		3,668		3,555		3,676

Diluted shares for funds from operations calculations	92,820		90,513		91,931		89,700

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2005
(In thousands, except share amounts)

	December 31, 2005	December 31, 2004
Assets
Real estate:
Land and land improvements	$629,962	$622,987
Building and improvements	3,730,481	3,616,204
Less: accumulated depreciation	(748,818)	(692,649)

Operating real estate	3,611,625	3,546,542

Development in progress	324,924	81,099
Land held for development	158,653	171,122

Net real estate	4,095,202	3,798,763

Cash and cash equivalents	61,629	33,667
Restricted cash	29,085	34,626
Accounts receivable	19,529	21,502
Deferred rent receivable	72,818	66,528
Deferred financing and leasing costs, net of accumulated amortization (2005, $106,752; 2004, $91,117)	121,085	106,940
Investment in unconsolidated joint ventures	33,522	24,372
Assets held for sale	12,654	12,799
Prepaid expenses and other assets	52,005	63,630

Total assets	$4,497,529	$4,162,827

Liabilities
Mortgage loans	$238,728	$366,171
Unsecured notes	1,755,000	1,455,000
Credit facility	255,450	312,000
Accounts payable	32,919	24,288
Accrued interest	34,892	34,994
Dividend payable	56,490	54,485
Other liabilities	161,735	111,764

Total liabilities	2,535,214	2,358,702

Minority interest	253,133	207,866

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 88,415,764 (includes 59,100 in treasury) and 85,734,380 (includes 59,100 in treasury) shares issued and outstanding as of December 31, 2005 and 2004, respectively	88	86
Additional paid-in capital	1,799,068	1,701,727
Accumulated other comprehensive income	9,906	25,105
Distributions in excess of net income	(98,553)	(129,332)
Common shares in treasury, at cost, 59,100 shares as of December 31, 2005 and 2004, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,709,182	1,596,259

Total liabilities & shareholders’ equity	$4,497,529	$4,162,827